UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 23, 2008

CAMINOSOFT CORP.

(Exact name of registrant as specified in its charter)

CALIFORNIA	1-12312	95-3880130
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

600 Hampshire Road, Suite 105
Westlake Village, California 91361

(Address of principal executive offices and Zip Code)

(805) 370-3100

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Effective April 24, 2009, the Company entered into a Renewal and Modification Agreement (the “Renewal Agreement”) with US Special Opportunities Trust PLC (formerly BFS US Special Opportunities Trust PLC), Renaissance Capital Growth & Income Fund III, Inc., Renaissance US Growth Investment Trust PLC and RENN Capital Group, Inc. pursuant to which the maturity date of the Loan Documents as enumerated in the Renewal Agreement was changed so that payment of the unpaid principal, and all accrued and unpaid interest and any other charges, fees and payments due under the Loan Documents, are due and payable in full on September 30, 2009.

ITEM 2.01     COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

Pursuant to a Stock Purchase Agreement dated as of January 26, 2009 (the “Purchase Agreement”) among CaminoSoft Corp. (the “Company”), CC Merger Corp. (the “Subsidiary”), a wholly owned subsidiary of the Company, and Stephen Crosson and Neil Murvin (collectively, the “Purchasers”), on April 23, 2009, (a) the Company transferred to the Subsidiary substantially all of its assets (the “Purchased Assets”), (b) the Purchasers purchased all of the outstanding shares of the Subsidiary, (c) the Subsidiary assumed all of the Company’s liabilities except any liability relating to indebtedness of the Company owed to funds advised by RENN Capital Group, Inc. (the “RENN Indebtedness”), and (d) the terms of all of the RENN Indebtedness which is not convertible into shares of the Company’s Common Stock were amended to make such indebtedness so convertible at $0.01 per share. The purchase price for the Purchased Assets was $1.00 in cash and 5% of the proceeds, if any, from the sale of all or substantially all of the voting stock of the Subsidiary; the sale of all or substantially all of the assets of the Subsidiary; a merger, share exchange or similar transaction with an unrelated entity pursuant to which the acquiring entity on the equity holders thereof hold more than a majority of the outstanding voting shares of the merged or surviving company; or an initial public offering of the Subsidiary. In connection with the closing, the Company is changing its name to CMSF Corp. and the number of authorized shares of common stock of the Company is being increased to 500,000,000. As a result of the foregoing, the Company is now a “shell company” with a plan to seek a reverse merger with an operating company.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

(d)
10.1	Renewal and Modification Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated this 24th day of April 2009.

CAMINOSOFT CORP. By: /s/ Stephen Crosson Stephen Crosson Chief Financial Officer and Chief Operating Officer